UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2019

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

(602) 207-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2019, we (or “Viad”) entered into definitive agreements to purchase a 60 percent interest in entities that collectively own seven hotels and a parcel of land located in Jasper National Park.

Pursuant to the share purchase agreement, dated May 27, 2019, by and among Brewster Travel Canada Inc. (“BTC”), a wholly owned subsidiary of Viad, Jas-Day Investments Ltd. (“Jas-Day”), and 2192449 Alberta Ltd., a wholly owned subsidiary of BTC (the “MPL Purchase Agreement”), BTC will acquire a 60 percent interest in certain newly-formed joint venture entities that will own, manage, and operate a collection of hospitality properties commonly known as Mountain Park Lodges (the “MPL Properties”). Pursuant to the share and unit purchase agreement, dated May 27, 2019, by and among BTC, Jas-Day, 2187582 Alberta Ltd., and The Sawridge Hotels Limited Partnership (the “Sawridge Purchase Agreement” and, together with the MPL Purchase Agreement, the “Purchase Agreements”), BTC will acquire a 60 percent interest in an entity that will own, manage, and operate the hospitality property commonly known as the Sawridge Inn and Conference Center (the “Sawridge Property” and, together with the MPL Properties, the “Jasper Properties”). We refer to the transactions contemplated by the Purchase Agreements as the “Transactions.”

The Purchase Agreements provide that BTC will pay an aggregate purchase price of $99 million Canadian Dollars (approximately $75 million U.S. Dollars) for its interest in the Jasper Properties. The Purchase Agreements contain the parties’ customary representations, warranties, covenants, and indemnification obligations.

We expect to close the Transactions in the 2019-second quarter, subject to satisfaction of customary closing conditions, including the receipt of required regulatory approvals.

Following the Transactions, we expect BTC to control the entities that own the Jasper Properties, subject to customary minority protections and consent rights. In addition, BTC will receive management fees equal to a specified percentage of the annual revenue generated by the Jasper Properties.

Viad intends to fund the purchase price for the Transactions with borrowings under its revolving credit facility.

The foregoing summary of the Purchase Agreements and the Transactions is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreements attached hereto as Exhibits 2.1 and 2.2 and incorporated herein by reference.

We are filing the Purchase Agreements as exhibits to this Current Report on Form 8-K in order to provide information regarding their terms. We do not intend them to provide any other factual information about Viad, the entities owning the Jasper Properties, or their respective subsidiaries and affiliates. The representations, warranties, and covenants contained in the Purchase Agreements (i) were made solely for purposes of the Purchase Agreements and as of the date of the Purchase Agreements, (ii) were solely for the benefit of the parties to the Purchase Agreements, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Purchase Agreements, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreements instead of establishing these matters as facts, and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to our shareholders. Our investors and shareholders should not rely on the representations, warranties, and covenants or any description thereof as characterizations of Viad’s actual state of facts or condition of Viad or the entities owning the Jasper Properties. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreements and our public disclosures may or may not fully reflect subsequent information.

Item 7.01.	Regulation FD Disclosure.

We will post an updated investor presentation on our website at www.viad.com at 8:00 a.m. Eastern Time on June 3, 2019. We will use the presentation during meetings with investors. The presentation will include updates regarding strategic growth initiatives, including the Transactions and the development of FlyOver Las Vegas. The presentation will also include forward-looking statements and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated, as well as certain non-GAAP financial measures and a reconciliation of those measures to applicable GAAP financial measures.

The information in this Item 7.01 of this report will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On May 28, 2019, we issued a press release announcing the execution of the Purchase Agreements, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Share Purchase Agreement, dated May 27, 2019, by and among Brewster Travel Canada Inc., Jas-Day Investments Ltd., and 2192449 Alberta Ltd.

2.2	Share and Unit Purchase Agreement, dated May 27, 2019, by and among Brewster Travel Canada Inc., Jas-Day Investments Ltd., 2187582 Alberta Ltd., and The Sawridge Hotels Limited Partnership.

99.1	Press Release, dated May 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp

Date: May 30, 2019	By:	/s/ Derek P. Linde
	Name:	Derek P. Linde
	Title:	General Counsel and Corporate Secretary